                                                                   EXHIBIT 10.16

                          SOFTWARE LICENSE AGREEMENT


This Agreement is made and entered into this _____ day of ____________, 19__, between Bank Services Corporation, a Colorado Corporation ("BSC") and _______________ ("Client").

     1.    License.  Subject to the terms of this Agreement, BSC hereby grants
           -------
     to Client a nonexclusive license to use the programs, documentation and associated material enumerated in paragraph 16 and incorporated herein (together "the System") for a period of 99 years from the date hereof. Client shall pay BSC for use of the System as set forth in paragraph 17.

     2.    Taxes.  All taxes and charges of any kind, imposed by Federal, State
           -----
     or local governments with respect to the services or items covered by this Agreement, or the sale or use thereof, or measured by the gross receipts applicable to this Agreement, shall be paid by Client, except that Client shall not be responsible for income taxes payable by BSC. If taxes are paid by BSC they shall be reimbursed by Client upon invoice from BSC.

     3.    Location.  Client shall use the System only as specified in paragraph
           --------
     18. Client will notify BSC immediately upon any change in that location. Failure to notify BSC of a change in location could result in revocation of this Agreement. Revocation will be determined solely by BSC.

     4.    Training.  Upon reasonable notice, BSC shall furnish the number of
           --------
     days of training as specified in paragraph 19. For any additional installation assistance rendered by BSC, Client shall pay BSC at their current per diem rate and shall reimburse BSC for all reasonable expenses incurred by BSC in rendering such assistance. BSC will provide an itemized list of expenses upon request.

     5.a.  Confidentiality.  Client acknowledges that the System is proprietary
           ---------------
     to BSC and constitutes a BSC trade secret. The System shall be kept confidential by Client, and shall not be disclosed by Client to any person or party without BSC's prior written consent, except those Client employees who have a reasonably necessary need to know for operation of Client's business.

     b. If Client or any of its employees, agents, or representatives attempt to use, duplicate, or dispose of the System, in whole or in part, in a manner contrary to the terms of this Agreement, BSC shall have the right, in addition to such other remedies as may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate.

     6.a.  Warranty.  BSC warrants that, for six months after its installation,
           --------
     the System will conform to the specifications set forth in the system documentation. In the event of deviation from said specifications, BSC's sole obligation shall be to use its best efforts to correct all program errors and malfunctions that are discrepancies between the functioning of the System and said specifications.

     b. BSC is not responsible for any System errors, defects malfunctions, or other problems resulting from (1) Incorrect specifications having been submitted to BSC by Client; (2) Client having approved incorrect specifications; (3) Improper use of the System; (4) Any modifications having been made to the System by Client; (5) Client negligence; (6) Hardware equipment malfunctions; (7) The System not including all updates furnished by BSC or (8) Any other circumstances not caused by BSC, and any effort by BSC to diagnose or correct such problems shall be performed at BSC's then current time and material rates, plus expenses.

     6.c. BSC MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, NOT SPECIFICALLY STATED HEREIN, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.a.  Limitation of Liability.  BSC's entire liability to Client for all
           -----------------------
     damages incurred by Client regardless of the form of action for any and all claims relating to the System or to any other software, services, systems, programs, documentation or work products provided by BSC to Client, whether provided under this Agreement or otherwise, shall in the aggregate be limited to the lesser of (1) The cost of correction or replacement of, or
     (2) BSC's charges for the specific software, services, system, programs, documentation or work products which are the subject of the alleged claim. IN NO EVENT SHALL BSC BE LIABLE FOR ANY DAMAGES CAUSED BY CLIENT OR FOR ANY LOST PROFITS OR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES NO MATTER HOW ARISING, EVEN IF BSC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     b. No action, regardless of form, arising under this Agreement may be brought by either party more than one year after the earlier of (1) The facts supporting the cause of action becoming known to the Claimant, or (2) The date of termination of maintenance furnished pursuant to paragraph 15 hereof.

     8.    Notice. All notices which BSC or Client may have cause to give to the
           ------
     other hereunder shall be considered given upon deposit of written notice in the United States mails, postage prepaid, and addressed if to BSC, to 130
     E. Kiowa Street, Colorado Springs, CO 80903 and, if to Client to the address provided in paragraph 20, or to such other address as either party may provide to the other in a notice complying with this paragraph.

     9.    Non-Disclosure.  Client shall not disclose the terms and conditions
           --------------
     of this Agreement to (1) Any third party, or (2) Any person in Client's organization other than those who require it in the performance of their jobs. Client may disclose any such information requested by government agencies that may require that information in the performance of examinations and audits of the clients.

     10.   Delays.  Neither party shall be liable or deemed in default for any
           ------
     delay or failure in performance of this Agreement resulting directly or indirectly from any cause beyond the control of that party.

     11.   Waiver.  The waiver of one breach or default thereunder shall not
           ------
     constitute the waiver of any subsequent breach or default.

     12.   Assignment.  This Agreement shall be binding upon and inure solely to
           ----------
     the benefit of the parties hereto and their respective successors and (to the extent specified in the assignment) assignees, and not for the benefit of any other person or legal entity. Client shall not assign this Agreement without the prior written consent of BSC, which consent shall not be unreasonably withheld.

     13.   Default by BSC.  In the event BSC shall breach any representation or
           --------------
     warranties made by them or by this Agreement, or shall default in the performance of any obligation imposed upon them by this Agreement and shall not, within sixty (60) days after the date on which breach or default shall occur, either (1) Cure it; (2) Make, with Client's approval (approval shall not be unreasonably withheld), steps to cure it, then in such event, Client shall thereafter have no further duties or obligations whatsoever, except that Client will be bound by the provisions concerning proprietary rights and confidentiality.

     14.   Default by Client.  In the event Client shall breach any
           -----------------
     representation or warranty made by them in this Agreement, or shall default in the performance of any obligations imposed upon them by this Agreement, and shall not with sixty (60) days after the date on which such breach or default shall occur, either (1) Cure it; (2) Make, with BSC's approval (approval shall not be unreasonably withheld), steps to cure it, then in such event, (a) BSC shall have no further duties or obligations whatsoever under this Agreement; (b) Client shall pay all past and current fees to BSC; (c) Client must maintain all provisions of this Agreement pertaining to confidentiality of BSC System described in paragraph 16 and BSC proprietary rights to such System.

     15.a. Maintenance.  For a period of six months after the date of this
           -----------
     Agreement, BSC will provide, on a timely basis, telephone support, and changes to correct proven errors in program logic and documentation of the System to the Client. Maintenance is provided to the primary site only unless otherwise provided for in paragraph 18.

     a. Beginning six months from the date of the Software License Agreement as specified above, BSC will provide telephone support, and maintenance and improvements to the System for a twelve (12) month term. The term of this agreement shall be automatically consecutively renewed for an additional term of twelve (12) months unless either party gives written notice to the other of its intention not to continue such maintenance and improvement services thirty (30) days prior to renewal date. Payments that are made after the due date are subject to a one and one-half (1 1/2%) late charge.

     b. Maintenance and improvements will be sent to the primary site only unless otherwise specified in paragraph 18. Client is responsible for distribution of maintenance and improvements to any secondary sites that are described in paragraph 18.

     c. Client shall pay annually to BSC upon renewal, the then current charge for maintenance and improvements which is described in paragraph 16, except that such annual charge shall not increase by more than five percent (5%) over the charge for the immediately preceding year for the first five years. At the beginning of each successive term, BSC shall invoice Client for the total charge applicable for such term. Client shall render payment for all invoices to BSC within thirty (30) days after receipt thereof for each location unless otherwise specified.

     d. Upon installation and use of maintenance and improvements by Client, such changes shall thereupon be deemed to be a part of the applicable system.

     16.   Description of System:                   One Time
                                                    --------

                                                      Fee
                                                      ---

           PC BancPAC Application Modules           $________

               Customer Information File
               Demand Deposit
               Savings and club accounting
               Certificate of Deposits
               Individual Retirement accounting
               Loans (all types)
               Automatic funds transfer system
               Account analysis
               Safe deposit box accounting
               Loan Collections
               Overdraft protection
               Home equity loans
               Cash sweep accounts
               Executive/reminder system
               Audit confirmations
               Static gap reporting


           Annual maintenance and enhancement service:

               Year 1                    $______
               Year 2                    $______
               Year 3                    $______
               Year 4                    $______
               Year 5                    $______

           Conversion, Training          $______

     17.   Payment Terms:

               50% Contract Signing
               25% Conversion Date
               25% Thirty (30) days after conversion

     18.   Location of Computer Installation:

               ________________________
               ________________________
               ________________________

     19.   Installation Assistance and Training provided by BSC to Client

               Automated conversion from present system.
               Fifteen (15) man days on-site training.

     20.   Address for Notice to Customer:

               ________________________
               ________________________
               ________________________

     21.   Laws and Venue.  This Agreement shall be interpreted under and
           --------------
     governed by the laws of the State of Colorado. In all matters arising under the terms of this Agreement, exclusive venue and jurisdiction shall be vested in a competent El Paso County, Colorado Court.

     22.   Entire Agreement.  Client acknowledges that this Agreement has been
           ----------------
     read and understood, including all exhibits and amendments, agrees to be bound by its terms and agrees that it is the complete and exclusive statement of agreement between the parties, superseding all other communications or representations oral or written. This Agreement may be modified only by written consent by the parties hereto.

     The foregoing is agreed to by:

      Bank Services Corporation               ________________________
      130 E. Kiowa Street                     ________________________
      Colorado Springs, CO  80903             ________________________


     By:_____________________________         By:_____________________________

     Print Name:_____________________         Print Name:_____________________

     Title:__________________________         Title:__________________________

     Date:___________________________         Date:___________________________